                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 23                                   Trade Date: 03/01/04
(To Prospectus dated September 8, 2003 and                  Issue Date: 03/04/04
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is March 2, 2004


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UHH0              $1,154,000.00              4.875%                03/15/19                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
 semi-annually                 Yes                     Yes                          100% 03/15/05
   (09/15/04)                                                                  semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $1,133,228.00             $20,772.00                $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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